Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

July 28, 2005

Yellow Roadway Corporation Reports Second Quarter EPS Growth Over 40%

•	Yellow Transportation posts highest quarterly revenue and operating income in history

•	Roadway Express achieves highest second quarter revenue and operating income in history

•	Meridian IQ records 10th consecutive quarter of double-digit revenue growth

•	Successfully completed acquisition of USF Corporation

OVERLAND PARK, KAN. — Yellow Roadway Corporation (NASDAQ: YELL) today announced second quarter 2005 adjusted earnings per share (“EPS”) of $1.40 compared to last year’s second quarter of $.97, a 44% increase. Second quarter 2005 EPS includes $.05 per share of dilution from the company’s contingent convertible notes based on an average YELL stock price of $52.06 for the quarter. No related dilution was included in the second quarter of 2004. Adjusted EPS for the second quarter 2005 excludes $.02 related to acquisition charges and losses on property disposals, which the company does not consider part of its core operations. Reported EPS for the second quarter 2005 was $1.38 per share compared to reported second quarter 2004 EPS of $.97 per share.

“We had a strong second quarter with earnings per share growth over 40% and a 130 basis point improvement in our consolidated operating ratio,” stated Bill Zollars, Chairman, President and CEO of Yellow Roadway. “These results are even more impressive when considering the significant transformation we undertook during the quarter by adding the USF companies to our portfolio.”

Yellow Roadway reported the following consolidated results for the second quarter of 2005:

•	Operating revenue of $2.09 billion compared to second quarter 2004 revenue of $1.67 billion. The second quarter of 2005 included the results of the USF companies since the date of acquisition (May 25).

•	Adjusted operating income of $138 million compared to second quarter 2004 adjusted operating income of $88 million. Adjustments in the second quarter of 2005 related to acquisition charges and property disposals. Reported operating income was $136 million compared to reported operating income of $88 million in the second quarter of 2004.

For the six months ended June 30, 2005, Yellow Roadway reported the following consolidated results:

•	Adjusted EPS of $2.32, up 72% compared to $1.35 for the same period last year. Reported EPS of $2.34 compared to reported EPS of $1.35 for the same period in 2004.

•	Operating revenue of $3.77 billion compared to $3.23 billion in the same period last year, a 17% increase.

•	Adjusted operating income of $225 million compared to $130 million for the same period in 2004, an increase of $95 million. Adjustments in 2005 related to acquisition charges and property disposals. Reported operating income was $226 million compared to reported operating income of $130 million for the same period last year.

Selected Segment Highlights for Second Quarter 2005

“The sustained performance and operational execution of each of our brands was complemented by a good economy, firm pricing environment, and synergies,” Zollars said.

•	Yellow Transportation

•	Record quarterly revenue of $851 million, up 7.4% from second quarter last year

•	Record quarterly adjusted operating income of $68.6 million, up $22.9 million from second quarter last year. Reported operating income of $68.5 million.

•	Adjusted operating ratio of 91.9%, the best of any quarter since third quarter 1988. Reported operating ratio of 92.0%.

•	LTL revenue per hundred weight, excluding fuel surcharge, up 3.7%, and with further adjustments for business mix, up 3.9%, when compared to second quarter 2004

•	Roadway Express

•	Record second quarter revenue of $831 million, up 8.2% from second quarter last year

•	Record second quarter adjusted operating income of $52.2 million, up $16.0 million from second quarter 2004. Reported operating income of $51.2 million.

•	Adjusted operating ratio of 93.7% and reported operating ratio of 93.8%

•	LTL revenue per hundred weight, excluding fuel surcharge, up 3.6%, and with further adjustments for business mix, up 3.9%, when compared to second quarter 2004

•	Meridian IQ

•	Second quarter revenue of $96 million, up 89% from second quarter last year, when including USF Logistics since May 25. Second quarter revenue up 38% when excluding USF Logistics.

•	Operating income of $3.6 million when including the acquisition of USF Logistics and $2.5 million excluding the acquisition. Operating income in second quarter 2004 was $0.6 million.

•	YRC Regional Transportation*

•	LTL revenue up 13.4% from second quarter last year (up 11.3% including USF Dugan)

•	LTL revenue per hundred weight, excluding fuel surcharge, up 2.2% when compared to second quarter 2004 (up 2.2% including USF Dugan)

•	LTL tonnage per day up 5.8% from second quarter 2004 (up 3.7% including USF Dugan)

*	Includes the operating companies of New Penn Motor Express, USF Bestway, USF Holland and USF Reddaway for the entire second quarter.

For complete statistical information, refer to the company’s website at yellowroadway.com under Investor Relations and then select Earnings Releases & Operating Statistics.

Selected Financial Data

The company will file its second quarter Form 10Q with the Securities and Exchange Commission by August 9, 2005. Selected financial data from that filing is included below.

(in thousands except percentages)	June 30, 2005	December 31, 2004
Cash and cash equivalents	$62,395	$106,489
Total debt	1,563,335	657,935
Total shareholders’ equity	1,796,765	1,214,191
Debt to capitalization	46.5%	35.1%
Debt to capitalization, less cash	45.5%	31.2%

Outlook

The company’s future expectations, based on (among other things) real GDP growth around 3% for the second half of 2005, are as follows:

•	Third quarter 2005 EPS between $1.60 and $1.65, including $.06 per share of dilution from the contingent convertibles. The estimated dilution is based on the third quarter-to-date average YELL stock price of $53.67.

•	Consistent with previous guidance, full year 2005 EPS in the range of $5.35 to $5.50, including $.24 per share of dilution from the contingent convertibles. The full year estimated dilution is based on the year-to-date average YELL stock price of $54.41.

•	Full year 2005 interest expense around $64 million with approximately $21 million in each of the third and fourth quarters.

•	A consolidated tax rate of 38.1%.

•	Diluted shares of 61 million for the third and fourth quarters and 57.5 million for the full year.

Review of Financial Results

Yellow Roadway Corporation (NASDAQ: YELL) will host a conference call for the investment community on Friday, July 29, 2005, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Investors and analysts should dial 1.888.609.3912 at least 10 minutes prior to the start of the call. The conference call will be open to listeners through a live webcast via StreetEvents at streetevents.com and via the Yellow Roadway Internet site yellowroadway.com.

An audio playback will be available beginning two hours after the call ends until midnight on August 12, 2005 by calling 1.800.642.1687 and then entering the access code 7535342. An audio playback also will be available for 30 days after the call via the StreetEvents and Yellow Roadway web sites.

*    *    *    *    *

The preceding disclosures contain references to ‘reported’ and ‘adjusted’ operating income and operating ratios. For all segments, reported numbers include property gains and losses, while adjusted numbers exclude the impact of property gains and losses. Consolidated results are reported with and without property gains and losses, in addition to one-time charges related to the acquisition of USF Corporation. Management adjusts for these items when evaluating operating performance to more accurately compare the results among periods. Refer to the attached “Supplemental Financial Information” for more details.

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Yellow Roadway Corporation, a Fortune 500 company, is one of the largest transportation service providers in the world. Through its brands including Yellow Transportation, Roadway Express, Reimer Express, USF, New Penn Motor Express and Meridian IQ, Yellow Roadway provides a wide range of asset and non-asset-based transportation services. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs approximately 70,000 people.

Investor Contact:	Stephen Bruffett	Media Contact:	Suzanne Dawson
	Yellow Roadway Corporation		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	steve.bruffett@yellowroadway.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

Yellow Roadway Corporation and Subsidiaries

For the Three Months and Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Six Months
	2005	2004	2005	2004
OPERATING REVENUE	$2,088,846	$1,674,131	$3,766,807	$3,226,266

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,237,467	1,031,120	2,270,914	2,024,670
Operating expenses and supplies	333,592	249,128	590,049	487,485
Purchased transportation	228,331	183,384	411,984	350,648
Depreciation and amortization	59,080	42,982	105,048	83,588
Other operating expenses	92,444	79,469	164,125	150,047
(Gains) losses on property disposals, net	1,250	(193)	(1,984)	269
Acquisition charges	864	—	864	—

Total operating expenses	1,953,028	1,585,890	3,541,000	3,096,707

OPERATING INCOME	135,818	88,241	225,807	129,559

NONOPERATING (INCOME) EXPENSES:
Interest expense	14,189	11,497	22,804	23,407
Other	(1,316)	462	(545)	342

Nonoperating expenses, net	12,873	11,959	22,259	23,749

INCOME BEFORE INCOME TAXES	122,945	76,282	203,548	105,810
INCOME TAX PROVISION	46,840	29,365	77,550	40,737

NET INCOME	$76,105	$46,917	$125,998	$65,073

AVERAGE SHARES OUTSTANDING-BASIC	52,639	47,958	50,728	47,885

AVERAGE SHARES OUTSTANDING-DILUTED	55,319	48,436	53,791	48,348

BASIC EARNINGS PER SHARE	$1.45	$0.98	$2.48	$1.36

DILUTED EARNINGS PER SHARE	$1.38	$0.97	$2.34	$1.35

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Three Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months
	2005	2004
Operating revenue:
Yellow Transportation	$851,152	$792,636
Roadway Express	830,870	768,203
YRC Regional Transportation	314,490 [a]	64,318
Meridian IQ	95,642 [a]	50,640
Corporate and other	(3,308)	(1,666)

Consolidated	2,088,846	1,674,131

Reported operating income (loss):
Yellow Transportation	68,491	45,719
Roadway Express	51,187	36,360
YRC Regional Transportation	19,845 [a]	9,194
Meridian IQ	3,567 [a]	577
Corporate and other	(7,272)	(3,609)

Consolidated	135,818	88,241

Adjustments to operating income by segment [b] :
Yellow Transportation	148	(15)
Roadway Express	1,055	(131)
YRC Regional Transportation	394	(42)
Meridian IQ	2	(5)
Corporate and other	515	—

Consolidated	2,114	(193)

Adjusted operating income (loss):
Yellow Transportation	68,639	45,704
Roadway Express	52,242	36,229
YRC Regional Transportation	20,239	9,152
Meridian IQ	3,569	572
Corporate and other	(6,757)	(3,609)

Consolidated	$137,932	$88,048

Reported operating ratio:
Yellow Transportation	92.0%	94.2%
Roadway Express	93.8%	95.3%
YRC Regional Transportation	n/m	85.7%
Consolidated	93.5%	94.7%

Adjusted operating ratio:
Yellow Transportation	91.9%	94.2%
Roadway Express	93.7%	95.3%
YRC Regional Transportation	n/m	85.8%
Consolidated	93.4%	94.7%

Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	$1.38	$0.97
Losses on property disposals	0.01	—
Acquisition charges	0.01	—

Adjusted diluted EPS	$1.40	$0.97

SUPPLEMENTAL FINANCIAL INFORMATION

Yellow Roadway Corporation and Subsidiaries

For the Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Six Months
	2005	2004
Operating revenue:
Yellow Transportation	$1,642,318	$1,527,106
Roadway Express	1,597,639	1,485,341
YRC Regional Transportation	379,904 [a]	120,422
Meridian IQ	152,051 [a]	96,310
Corporate and other	(5,105)	(2,913)

Consolidated	3,766,807	3,226,266

Reported operating income (loss):
Yellow Transportation	117,318	72,140
Roadway Express	88,267	51,397
YRC Regional Transportation	27,890 [a]	14,945
Meridian IQ	4,608 [a]	1,162
Corporate and other	(12,276)	(10,085)

Consolidated	225,807	129,559

Adjustments to operating income by segment [b] :
Yellow Transportation	(2,512)	452
Roadway Express	497	(138)
YRC Regional Transportation	371	(47)
Meridian IQ	—	2
Corporate and other	524	—

Consolidated	(1,120)	269

Adjusted operating income (loss):
Yellow Transportation	114,806	72,592
Roadway Express	88,764	51,259
YRC Regional Transportation	28,261	14,898
Meridian IQ	4,608	1,164
Corporate and other	(11,752)	(10,085)

Consolidated	$224,687	$129,828

Reported operating ratio:
Yellow Transportation	92.9%	95.3%
Roadway Express	94.5%	96.5%
YRC Regional Transportation	n/m	87.6%
Consolidated	94.0%	96.0%

Adjusted operating ratio:
Yellow Transportation	93.0%	95.2%
Roadway Express	94.4%	96.5%
YRC Regional Transportation	n/m	87.6%
Consolidated	94.0%	96.0%

Reconciliation of reported diluted EPS to adjusted diluted EPS:
Reported diluted EPS	$2.34	$1.35
Gains on property disposals	(0.03)	—
Acquisition charges	0.01	—

Adjusted diluted EPS	$2.32	$1.35

[a]	Includes the revenue and operating income of USF operating companies since May 25, 2005, the date of acquisition.
[b]	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. Adjustments presented in the 2005 periods herein consist of property gains and losses and acquisition related charges. Adjustments presented in the 2004 periods herein consist entirely of property gains and losses.